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                                                                       Exhibit 5


[Letterhead of Alco Standard Corporation]



                                     November 14, 1995


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

     I am General Counsel of Alco Standard Corporation, an Ohio corporation ("Alco"), and have acted as Counsel to Alco in connection with Alco's shelf registration under the Securities Act of 1933, as amended (the "Act"), on Form S-3 (the "Registration Statement") of debt securities (the "Debt Securities"), serial preferred stock (the "Preferred Stock"), depositary shares representing fractional interests in shares of the Preferred Stock (the "Depositary Shares") and common stock, no par value (the "Common Stock") to be issued from time to time in an aggregate amount not to exceed $750,000,000. In such connection, I have reviewed such documents and made such investigation as I have deemed necessary under the circumstances to render the following opinion.

     On the basis of such review and investigation, it is my opinion that:

     (1) With respect to the Common Stock, when the Registration Statement has become effective under the Act, the terms of the sale of the Common Stock have been duly established in conformity with Alco's Articles of Incorporation, and the Common Stock has been issued and sold as contemplated by the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable;

     (2) With respect to the Preferred Stock, when the Registration Statement has become effective under the Act, a Certificate of Amendment to the Articles of Incorporation with respect to the Preferred Stock has been filed with the Secretary of State of the State of Ohio, the terms of the Preferred Stock and of their issue and sale have been duly established in conformity with Alco's Articles of Incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Alco and so as to comply with any requirement or restriction imposed by any court or governmental body having
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Securities and Exchange Commission
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November 14, 1995


jurisdiction over Alco, and the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the Preferred Stock will be validly issued, fully paid and nonassessable, and any Common Stock issuable upon conversion of the Preferred Stock, when duly issued upon conversion thereof, will be validly issued, fully paid and nonassessable;

     (3) With respect to the Depositary Shares, when the Registration Statement has become effective under the Act, the Deposit Agreement relating to the Depositary Shares has been duly authorized, executed and delivered, the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement relating to the Depositary Shares so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Alco and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Alco, and the Depositary Shares have been duly issued and sold as contemplated in the Registration Statement, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and in the Deposit Agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (4) With respect to the Debt Securities, when the Registration Statement has become effective under the Act, the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture relating to the Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Alco and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Alco, and the Debt Securities have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of Alco, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and any Common Stock issuable upon conversion of the Debt Securities, when duly issued upon conversion thereof, will be validly issued, fully paid and nonassessable.

     (5) With respect to the Stock Purchase Contracts, when (i) Alco's Board of Directors (the "Board") has taken all necessary corporate action to approve the creation of and the issuance and terms of the Stock Purchase Contracts, the terms of the offering thereof and related matters; and (ii) the Stock Purchase Contracts have been duly authorized and validly executed and delivered by Alco and the underwriters for such offering in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration provided for therein, the Stock Purchase Contracts will be duly authorized and validly issued.

     (6) With respect to the Stock Purchase Units, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Stock Purchase Units, the terms of the offering thereof and related matters; (ii) the deposit agreement relating to the Stock Purchase Units has been duly authorized and validly executed and delivered by Alco and the depositary appointed by Alco; and (iii) the Stock Purchase Units or certificates representing the Stock Purchase Units have been duly executed, countersigned, registered and delivered in accordance with the appropriate depositary agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Stock Purchase Units will be duly authorized and validly issued.

     I hereby consent to the filing of this opinion as an exhibit to the registration statement filed by Alco to effect such registration and the reference to me therein

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Securities and Exchange Commission
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November 14, 1995


under the heading "Validity of Securities." In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                       Sincerely,



                                       /s/ J. KENNETH CRONEY
                                       ----------------------
                                         (J. Kenneth Croney)